UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2005

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 27, 2005, Ventas, Inc. (the “Company”) issued a press release announcing its results of operations for the quarter and nine months ended September 30, 2005.

A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

The press release states that the Company’s normalized funds from operations (“FFO”) for the quarter ended September 30, 2005 were $56.3 million, or $0.54 per diluted share, as compared to $39.8 million, or $0.47 per diluted share, for the quarter ended September 30, 2004. The Company’s net income for the third quarter of 2005 was $28.7 million, or $0.28 per diluted share, as compared to $25.3 million, or $0.30 per diluted share, after discontinued operations of $0.2 million, for the comparable period in 2004.

For the nine months ended September 30, 2005, the Company’s normalized FFO was $142.9 million, or $1.54 per diluted share, as compared to $111.6 million, or $1.33 per diluted share, for the nine months ended September 30, 2004. For the first nine months of 2005, the Company’s net income was $83.4 million, or $0.90 per diluted share, as compared to $74.2 million, or $0.88 per diluted share, after discontinued operations of $0.6 million, for the comparable period in 2004.

The press release also states that the Company still expects its normalized FFO for the year ending December 31, 2005 to be between $2.06 and $2.08 per diluted share and its normalized FFO for the year ending December 31, 2006 to be between $2.20 and $2.23 per diluted share. The Company expects its net income for 2005 to be between $1.19 and $1.21 per diluted share and its net income for 2006 to be between $1.11 and $1.14 per diluted share.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange

Commission. Factors that may affect the plans or results of the Company include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers and other third parties to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities, including without limitation their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments; (e) the nature and extent of future competition; (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the cost of borrowing for the Company; (h) the ability of the Company’s operators to deliver high quality care and to attract patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due; (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement; (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (n) final determination of the Company’s taxable net income for the year ending December 31, 2005; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (p) risks associated with the Company’s acquisition of Provident Senior Living Trust, including its ability to timely and fully realize expected revenues and cost savings from the merger; (q) the impact on the liquidity, financial condition and results of operations of the Company’s operators resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators to accurately estimate the magnitude of such liabilities; and (r) the value of the Company’s rental reset right with Kindred, which is dependent on a variety of factors and is highly speculative. Many of such factors are beyond the control of the Company and its management.

Item 8.01. Other Events.

On October 24, 2005, the Company and Sullivan & Cromwell LLP (“S&C”) reached a settlement (the “S&C Settlement”) of the previously disclosed legal malpractice litigation brought by the Company against S&C in 2002. Under the terms of the S&C Settlement, a $25.5 million payment will be made to the Company on behalf of S&C in the fourth quarter of 2005. After expenses to be paid by the Company in connection with the litigation, including to the Company’s outside counsel, Myron Cherry & Associates, Chicago, Illinois, the Company should receive approximately $16 million in net proceeds from the S&C Settlement.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits:

Exhibit Number	Description
99.1	Press release issued by the Company on October 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: October 27, 2005	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by the Company on October 27, 2005.